  As Filed with the Securities and Exchange Commission on June 3, 1994
                                           Registration No. 33-
===============================================================================
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                       --------------------

                             FORM S-8
                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933

                       --------------------

                       ANGELICA CORPORATION
        (Exact name of registrant as specified in charter)

      MISSOURI                                 43-0905260
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)           Identification Number)

      424 South Woods Mill Road
       Chesterfield, Missouri                  63017-3406
(Address of principal executive offices)       (Zip Code)


                       ANGELICA CORPORATION
                       1994 PERFORMANCE PLAN
                     (Full title of the plan)

                       --------------------

                          T. M. ARMSTRONG
Senior Vice President-Finance and Administration and Chief Financial Officer
                       Angelica Corporation
                     424 South Woods Mill Road
                Chesterfield, Missouri  63017-3406
              (Name and address of agent for service)
Telephone number, including area code, of agent for service: (314) 854-3800

                       --------------------

                             Copy to:
                       ROBERT M. LAROSE, ESQ.
                        Thompson & Mitchell
                       One Mercantile Center
                    St. Louis,  Missouri  63101
                          (314) 231-7676

               CALCULATION OF REGISTRATION FEE
- ----------------------------------------------------------------------------------------
                                         Proposed        Proposed
Title of                                 Maximum          Maximum
Securities               Amount          Offering        Aggregate      Amount of
to be                    to be           Price Per       Offering       Registra-
Registered               Registered      Share(2)         Price(2)      tion Fee
- ----------------------------------------------------------------------------------------
Common Stock,
$1.00 par value(1)       500,000 shares  $26.50        $13,250,000      $4,568.97
- ----------------------------------------------------------------------------------------

(1) This Registration Statement also covers Rights pursuant to the Shareholder Protection Rights Plan; one Right is attached to each share of Common Stock and trades with such share.

(2) Estimated solely for purposes of computing the Registration Fee pursuant to the provisions of Rule 457(h), based upon a price of $26.50 per share, being the average of the high and low prices per share as reported on the New York Stock Exchange on June 1, 1994.

                           ANGELICA CORPORATION
                           1994 PERFORMANCE PLAN

Item 3.  Incorporation of Certain Documents by Reference.
         -----------------------------------------------
     The following documents filed by Angelica Corporation (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

       (i) The Company's latest Annual Report on Form 10-K, for the year ended January 29, 1994.

      (ii) The Company's latest Quarterly Report on Form 10-Q, for the three months ended April 30, 1994.

     (iii) The description of the Company's Common Stock set forth in the Company's registration statement filed under the Securities Exchange Act of 1934 (File No. 1-5674), including any amendment filed for the purpose of updating such description.

     (iv) The description of the Company's Shareholder Protection Rights Plan set forth in the Registration Statement on Form 8-A dated August 24, 1988, and any amendment filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------
     As permitted by Section 351.355 of The General and Business Corporation Law of Missouri, the By-Laws of the Company contain provisions permitting indemnification of officers, directors and, under certain circumstances, employees. The Company has entered into indemnification agreements with its directors and elected officers and may enter into such agreements with future directors and elected officers and with certain other employees and agents indemnifying them under certain circumstances.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to such provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.

Item 8.  Exhibits.
         ---------
     The following exhibits are filed herewith or incorporated herein by reference:

     4.1 Restated Articles of Incorporation of the Company, filed as
         Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended January 26, 1991, and incorporated herein by reference.

     4.2 By-Laws of the Company, as amended, filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended
         January 29, 1994, and incorporated herein by reference.

     4.3 Shareholder Protection Rights Plan, filed in the Registration Statement on Form 8-A (File No. 1-5674) dated August 24, 1988, and incorporated herein by reference.

     4.4 Angelica Corporation 1994 Performance Plan, filed as Appendix A to the Company's Proxy Statement for the 1994 Annual Meeting of Shareholders, and incorporated herein by reference.

     5 Opinion of Thompson & Mitchell as to the legality of the securities to be issued.

     23  Consent of Arthur Andersen & Co.

     25  Power of Attorney (set forth on signature page hereto).

Item 9.  Undertakings.
         ------------
     (a)   The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers and sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution previously disclosed in the registration statement or any material change to such information in the registration statement;

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required
                                     -2-
        to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     The Registrant.  Pursuant to the requirements of the Securities Act
     --------------
of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on May 24, 1994.

                               ANGELICA CORPORATION


                               By /s/ Lawrence J. Young
                                 ------------------------
                                 Lawrence J. Young
                                 Chairman of the Board and President


          We, the undersigned officers and directors of Angelica Corporation, hereby severally and individually constitute and appoint Lawrence J. Young and Theodore M. Armstrong, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


     Signature                         Title                        Date
     ---------                         -----                        ----

/s/ Lawrence J. Young        Chairman of the Board,              May 24, 1994
- -------------------------    President and Director
Lawrence J. Young            (Principal Executive Officer)

/s/ Theodore M. Armstrong    Senior Vice President-Finance and   May 24, 1994
- -------------------------    Administration and Chief Financial
Theodore M. Armstrong        Officer
                             (Principal Financial Officer)

     Signature                         Title                        Date
     ---------                         -----                        ----


/s/ L. Linden Mann           Controller                            May 24, 1994
- -------------------------    (Principal Financial Officer)
L. Linden Mann

/s/ Earle H. Harbison        Director                              May 24, 1994
- -------------------------
Earle H. Harbison, Jr.


/s/ Leslie F. Loewe          Director                              May 24, 1994
- -------------------------
Leslie F. Loewe


/s/ Lee M. Liberman          Director                              May 24, 1994
- -------------------------
Lee M. Liberman


/s/ Martin Sneider           Director                              May 24, 1994
- -------------------------
Martin Sneider


/s/ Elliot H. Stein          Director                              May 24, 1994
- -------------------------
Elliot H. Stein


/s/ William P. Stiritz       Director                              May 24, 1994
- -------------------------
William P. Stiritz


/s/ H. Edwin Trusheim        Director                              May 24, 1994
- -------------------------
H. Edwin Trusheim

                           EXHIBIT INDEX
                           --------------
Exhibit No.                                                           Page
- -----------                                                           ----
   4.1 Restated Articles of Incorporation of the Company, filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended January 26, 1991, and incorporated herein by reference.

   4.2    By-Laws of the Company, as amended, filed as Exhibit
          3.2 to the Company's Annual Report on Form 10-K for the year ended January 29, 1994, and incorporated herein by reference.

   4.3    Shareholder Protection Rights Plan, filed in the
          Registration Statement on Form 8-A (File No. 1-5674) dated August 24, 1988, and incorporated herein by reference.

   4.4    Angelica Corporation 1994 Performance Plan, filed as
          Appendix A to the Company's Proxy Statement for the
          1994 Annual Meeting of Shareholders, and incorporated herein by reference.

   5 Opinion of Thompson & Mitchell as to the legality of the securities to be issued.

   23     Consent of Arthur Andersen & Co.

   25     Power of Attorney (set forth on signature page hereto)